Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to S-4 Registration Statement No. 333-137400 on Form S-8 of our report dated June 17, 2006 relating to the financial statements of the Savings Trust for Employees of Fidelity Federal Bank & Trust, appearing in the Annual Report on Form 11K of Fidelity Bankshares, Inc. as of and for the year ended December 31, 2005.
/s/ Cherry, Bekaert & Holland, L.L.P.
West Palm Beach, Florida
January 5, 2007

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